Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2025, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of Vuzix Corporation for the year ended December 31, 2024.

We also consent to the reference to our firm under the captions "Experts".

/s/ Freed Maxick P.C

Rochester, New York
October 8, 2025